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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 1999, relating to the financial statements of RTI International Metals, Inc., which appears on page 24 of RTI's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
September 7, 1999